Exhibit (h)(5)

RELIANCE AGREEMENT FOR EXCHANGE PRIVILEGES

(Anti-Money Laundering and Customer Identification Program)

AGREEMENT, entered into this 30th day of September, 2017 by and among NATIXIS FUNDS TRUST I, NATIXIS FUNDS TRUST II, NATIXIS FUNDS TRUST IV and GATEWAY TRUST (collectively “Natixis Funds Trusts”) and LOOMIS SAYLES FUNDS I and LOOMIS SAYLES FUNDS II (collectively “Loomis Funds Trusts” and together with Natixis Funds Trusts, the “Funds”, individually, each a “Fund”).

WHEREAS, each of the Natixis Funds Trusts, and each of the Loomis Funds Trusts are separate legal entities registered under the Investment Company Act of 1940 (“1940 Act”);

WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and, being hereinafter referred to as a “Portfolio,” and collectively as the “Portfolios” as set forth in Schedule A attached hereto);

WHEREAS, the Funds have adopted and implemented policies and procedures to comply with applicable rules and regulations of the Securities and Exchange Commission, the Department of Treasury or any other governmental agency regarding anti-money laundering (“AML”) and establishment of a customer identification program (“CIP”);

WHEREAS, the Funds have implemented exchange privileges among the Portfolios for the benefit of shareholders as set forth in the Funds’ prospectuses (“Exchange Privileges”); and

WHEREAS, the Funds, on behalf of the Portfolios, desire to memorialize their understanding in light of the Exchange Privileges among separate legal entities registered under the 1940 Act for furtherance of compliance with AML and CIP rules and regulations;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements, pursuant to the terms thereof, as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

(A) “From Fund” means any existing Fund, or Portfolio thereof, from which a shareholder transfers or exchanges assets out of any account thereto, pursuant to the Exchange Privileges;

(B) “To Fund” means any new Fund, or Portfolio thereof, to which a shareholder transfers or exchanges assets to any account thereto, pursuant to the Exchange Privileges.

2. Reliance by To Fund on From Fund. On and after October 1, 2017, upon a shareholder using the Exchange Privileges, the To Fund shall be entitled to rely upon the From Fund’s performance of requirements and obligations under AML and CIP in order to satisfy To Fund’s own requirements and obligations of AML and CIP. Each Fund hereby agrees that it will provide to each other Fund at least annually a certification to the effect that it has implemented the Funds’ AML program and will perform the requirements of the Funds’ CIP. Such certification may take the form of a global certificate applicable to each Fund or such other form as the Funds’ AML officer may determine.

3. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this Agreement are solely for convenience of reference, and do not affect the meaning or interpretation of this Agreement. A copy of each Fund’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
GATEWAY TRUST
LOOMIS SAYLES FUNDS II

By:	/s/ David Giunta
Name:	David Giunta
Title:	President

LOOMIS SAYLES FUNDS I

By:	/s/ David Giunta
Name:	David Giunta
Title:	Executive Vice President

Schedule A*

Natixis Funds Trusts

Natixis Funds Trust I
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Multi-Asset Income Fund
Mirova Global Green Bond Fund
Mirova Global Sustainable Equity Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund
Natixis Funds Trust II
ASG Dynamic Allocation Fund
ASG Global Alternatives Fund
ASG Managed Futures Strategy Fund
ASG Tactical U.S. Market Fund
Loomis Sayles Global Growth Fund
Loomis Sayles Strategic Alpha Fund
Loomis Sayles Dividend Income Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
McDonnell Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Vaughan Nelson Select Fund
Vaughan Nelson Value Opportunity Fund
Natixis Funds Trust IV
AEW Real Estate Fund
Natixis Sustainable Future 2015 Fund
Natixis Sustainable Future 2020 Fund
Natixis Sustainable Future 2025 Fund
Natixis Sustainable Future 2030 Fund
Natixis Sustainable Future 2035 Fund
Natixis Sustainable Future 2040 Fund
Natixis Sustainable Future 2045 Fund
Natixis Sustainable Future 2050 Fund
Natixis Sustainable Future 2055 Fund
Natixis Sustainable Future 2060 Fund
Gateway Trust
Gateway Fund
Gateway Equity Call Premium Fund

Loomis Funds Trusts

Loomis Sayles Funds I
Loomis Sayles Core Disciplined Alpha Bond Fund
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund
Loomis Sayles Funds II
Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small/Mid Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

*

This Schedule A will be deemed to automatically include, without any need of amending, all present and future Funds and Portfolios distributed from time to time by NGAM Distribution, L.P., or any affiliate thereof, which may adopt Exchange Privileges.

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